UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 10, 2006

                                BLAIR CORPORATION
             (Exact name of registrant as specified in its charter)




        Delaware               001-00878                     25-0691670
        --------               ---------                     ----------
   (State or other      (Commission File Number)      (IRS Employer File Number)
    jurisdiction of
    incorporation)

     220 Hickory Street, Warren, Pennsylvania                 16366-0001
     ----------------------------------------                 ----------
     (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

      On February 13, 2006 Blair Corporation (the "Company") issued a press release announcing its earnings for the three months and twelve months ended December 31, 2005. The information contained in the press release, which is attached to this report as Exhibit 99.1 is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

      The information contained in the press released attached to this report as
Exhibit 99.1 is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

Item 8.01   Other Events.

      On February 14, 2006 the Company issued a press release announcing that on February 10, 2006 the Board of Directors authorized a stock repurchase program. It is the Company's present intention to repurchase, in the aggregate, up to 400,000 shares, or approximately 10%, of the Company's outstanding common stock, without nominal or par value. The repurchases will be made from time to time in the open market, through privately negotiated transactions or otherwise, and will take into account market conditions, covenants contained in the Company's loan agreements and applicable securities laws. The information contained in the press release, which is attached to this report as Exhibit 99.2 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

                 Not applicable.

         (b) Pro forma financial information.

                 Not applicable.

         (c) Exhibits

                 Exhibit 99.1 press release dated February 13, 2006.
                 Exhibit 99.2 press release dated February 14, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  February 15, 2006            Blair Corporation



                                    By:  /S/ JOHN E. ZAWACKI
                                         -------------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:  /S/ LARRY J. PITORAK
                                         -------------------------------------
                                         Larry J. Pitorak
                                         Interim Chief Financial Officer

                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                     Carl Hymans
Larry Pitorak, Chief Financial Officer                G.S. Schwartz & Co
814-723-3600                                          212-725-4500
                                                      carlh@schwartz.com

BLAIR CORPORATION REPORTS 2005 RESULTS

                    NET INCOME INCREASED 13% BEFORE GAIN FROM
                 CREDIT PORTFOLIO SALE AND COSTS ASSOCIATED WITH
                       4.4 MILLION COMMON STOCK REPURCHASE

WARREN, Pa., (February 13, 2006) -- Blair Corporation (Amex: BL),
(www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the fourth quarter and year ended December 31, 2005.

Net sales for the year ended December 31, 2005 were $456.6 million, compared to $496.1 million reported for the year ended December 31, 2004. The reduction in net sales for the year ended December 31, 2005 reflects the elimination of the Crossing Pointe catalog which generated approximately $20 million less in net sales for 2005 than it did for 2004. In addition, net sales for 2005 were affected by more stringent credit standards and lower than anticipated response rates to Blair's traditional letter mailings.

Net income for the year ended December 31, 2005 was $31.5 million, or $4.79 per basic share and $4.71 per diluted share, compared to $14.9 million, or $1.83 per basic share and $1.80 per diluted share, reported for the year ended December 31, 2004.

The per share results for 2005 reflect the reduction of weighted average shares outstanding resulting from Blair's tender offer for the repurchase of 4.4 million outstanding shares on August 16, 2005. The Company had 3.9 million shares of common stock outstanding at December 31, 2005, compared to 8.2 million shares at December 31, 2004. Without the reduction in outstanding shares, basic and diluted earnings per share for 2005 would have been $4.11 and $4.05, respectively.

Net income and earnings per share results for the year ended December 31, 2005 reflect a one-time pre-tax gain from the sale of Blair's credit portfolio of $27.7 million, or $2.71 per basic share and $2.66 per diluted share. Net results were impacted by pre-tax expenses of $4.9 million, or $0.48 per basic share and $0.47 per diluted share, based on weighted basic and diluted outstanding shares of 6,579,876 and 6,699,406, respectively, associated with Blair's tender offer.

Expenses associated with this event include loan origination fees, interest expense and a compensation expenditure resulting from the Company's decision to repurchase stock acquired by employees under its stock option award program as part of the tender offer. Expenses also included severance costs for certain executive officers who have retired from the company. Excluding the one-time gain and expenses, net income for 2005 was $16.9 million, or $2.57 per basic share and $2.52 per diluted share.

Despite the reduction in net sales for 2005, net income, without the effects of the one-time events mentioned above, increased $2 million to $16.9 million, or $2.57 per basic share and $2.52 per diluted share in 2005, compared to $14.9 million, or $1.83 per basic share and $1.80 per diluted share in 2004. The increase in net income is primarily due to a reduction in the cost of goods sold.

Cost of goods sold as a percentage of net sales for the year ended December 31, 2005, was 44.7% compared to 47.4% for the year ended December 31, 2004. The considerable improvement is primarily due to an increase in direct merchandise purchasing, which significantly lowered merchandise acquisition costs. Blair plans to continue to expand internal product development and direct international sourcing as part of its strategic initiatives to further reduce cost of goods and increase profitability. Other factors that contributed to improvement in the above percentage include a reduction in customer returns, reflecting ongoing programs to improve merchandise quality, internal efforts to lower overall shipping costs and initiatives to lower liquidation costs.

Blair's e-commerce channel generated $95.0 million in gross sales demand in 2005, compared to $91.7 million in 2004, reflecting the continued growth of online shopping by our customers. The increase in the e-commerce channel demand for 2005 was achieved despite the discontinued Crossing Pointe catalog which generated $8.3 million less in online gross sales demand as compared to 2004.

Net sales for the fourth quarter ended December 31, 2005 were $130.1 million compared to $133.4 million reported for the fourth quarter ended December 31, 2004. The reduction in net sales for the fourth quarter of 2005 is attributable to the elimination of the Crossing Pointe catalog, completed in March 2005.

Net income for the fourth quarter of 2005 was $23.4 million, or $6.02 per basic and $5.87 per diluted share, compared to $6.3 million, or $0.78 per basic share and $0.77 per diluted share, reported for the fourth quarter of 2004. These per share results for the fourth quarter of 2005 reflect the aforementioned reduction of weighted average shares outstanding resulting from Blair's tender offer for the repurchase of 4.4 million outstanding shares on August 16, 2005. Without the reduction in outstanding shares, earnings per basic and diluted share, for the fourth quarter of 2005 were $2.82 and $2.79, respectively.

Net income and earnings per share results for the fourth quarter of 2005 were favorably affected by the aforementioned one-time pre-tax gain of $27.7 million from the sale of Blair's credit portfolio or $4.61 per basic share and $4.49 per diluted share. Net results were impacted by pre-tax expenses of $1.1 million, or $0.19 per basic share and $0.18 per diluted share, based on weighted basic and diluted outstanding shares of 3,891,139 and 3,992,317, respectively, associated with Blair's tender offer. Expenses associated with this event included loan origination fees and interest expense. Expenses also included severance costs for certain executive officers who have retired from the company. Without the one-time gain and expenses, net income for the fourth quarter of 2005 was $6.2 million, or $1.59 per basic share and $1.55 per diluted share.

Despite the reduction in net sales for the fourth quarter of 2005, net income, without the effects of the one-time events mentioned above, was $6.2 million, or $1.59 per basic share and $1.55 per diluted shared, compared to $6.3 million, or $0.78 per basic share and $0.77 per diluted share, in 2004.

As a result of the sale of the credit portfolio in November 2005, Blair no longer realizes finance charge revenues, provisions for doubtful accounts and general and administrative costs associated with running the credit program. Prior to that date, the net result of these three items had positively affected net income in 2004 and 2005. Therefore, profitability for the fourth quarter of 2005 was negatively impacted by the sale of the credit portfolio.

Cost of goods sold as a percentage of net sales for the fourth quarter of 2005 was 41.5%, compared to 47.1% for the fourth quarter of 2004. The decrease is primarily due to the aforementioned increase in direct merchandise purchasing, which significantly lowered merchandise acquisition costs.

Blair's e-commerce channel for the fourth quarter of 2005 generated $27.2 million in gross sales demand, compared to $25.5 million for the fourth quarter of 2004. The increase in the e-commerce channel demand was achieved despite the discontinued Crossing Pointe catalog which generated $2.6 million less in gross sales demand for the fourth quarter of 2005, compared to the fourth quarter of 2004.

"The positive net results for 2005 lend further credence to the success of Blair's strategic plan to focus on its core customer base and better position itself for future growth. The repurchase of over four million shares of stock and increase in the quarterly dividend reflect our confidence in the Company and commitment to further enhance shareholder value. We are pleased that our continuing efforts to expand internal product development and direct sourcing have played a significant role in the reduction of cost of goods sold. Blair is well positioned to expand its position as the premier direct marketer to value-conscious consumers," said John Zawacki, President and Chief Executive Officer.

ABOUT BLAIR
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.irvinepark.com. Blair Corporation employs approximately 2,000 associates (worldwide) and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The company, which has annual sales of approximately $500 million, is publicly traded on the American Stock Exchange (Amex:BL). For additional information, please visit http://www.blair.com.

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                           --Financial table follows--

                                BLAIR CORPORATION
                        COMPARATIVE OPERATING HIGHLIGHTS

                                                      (UNAUDITED)
                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          For the Three Months Ended December 31
                                                  2005                2004

Net sales                                      $130,126            $133,411
Income before income taxes                       36,220               9,619
Income taxes                                     12,804               3,273
Net income                                       23,416*              6,346

Basic / diluted earnings per share          $6.02/$5.87*        $0.78/$0.77

Weighted average basic shares outstanding     3,891,139**         8,146,648

Weighted average diluted shares outstanding   3,992,317**         8,267,949

*Incorporates a one-time pre-tax gain of $27.7 million from the sale of Blair's credit portfolio or $4.61 per basic share and $4.49 per diluted share and pre-tax expenses of $1.1 million, or $0.19 per basic share and $0.18 per diluted share, based on weighted basic and diluted outstanding shares of 3,891,139 and 3,992,317, respectively, associated with Blair's tender offer. Expenses associated with this event include the amortization of loan origination fees and interest expense. Expenses also included severance costs for certain executive officers that have either left, or announced plans to retire from the company. Without the one-time gain and expenses, net income for the fourth quarter of 2005 would have been $6.2 million or $1.59 per basic share and $1.55 per diluted share.

**The weighted average shares outstanding take into account the repurchase of
4.4 million shares of the Company's common stock as part of the tender offer completed on August 16, 2005.

                                         For the Twelve Months Ended December 31
                                                  2005                2004

Net sales                                      $456,625            $496,120
Income before income taxes                       49,129              23,367
Income taxes                                     17,583               8,498
Net income                                       31,546***           14,869

Basic / diluted earnings per share          $4.79/$4.71***     $ 1.83/$1.80

Weighted average basic shares outstanding     6,579,876****       8,107,575

Weighted average diluted shares outstanding   6,699,406****       8,241,515

***Incorporates a one-time pre-tax gain of $27.7 million from the sale of Blair's credit portfolio or $2.71 per basic share and $2.66 per diluted share and pre-tax expenses of $4.9 million, or $0.48 per basic and $0.47 per diluted share, based on weighted basic and diluted outstanding shares of 6,579,876 and 6,699,406, respectively, associated with Blair's tender offer. Expenses associated with this event include the amortization of loan origination fees, interest expense and a compensation expenditure resulting from the Company's decision to repurchase stock acquired by employees under its stock option award program as part of the tender offer. Expenses also included severance costs for certain executive officers that have either left, or announced plans to retire from the company. Without the one-time gain and expenses, net income for 2005 would have been $16.9 million or $2.57 per basic share and $2.52 per diluted share.

****The weighted average shares outstanding take into account the repurchase of
4.4 million shares of the Company's common stock as part of the tender offer completed on August 16, 2005.

                 SELECTED BALANCE SHEET ITEMS AS OF DECEMBER 31

                              DOLLARS IN THOUSANDS


                                                  2005                2004
                                                  ----                ----

Customer accounts receivable, net              $  -0-               $151,196

Inventories                                    $ 83,364             $ 84,294

Total assets                                   $193,094             $351,239

Total liabilities                              $ 66,686             $ 68,672

Stockholders' equity                           $126,408             $282,567

Total liabilities and stockholders' equity     $193,094             $351,239

                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                     Carl Hymans
Larry Pitorak, CFO                                    G.S. Schwartz & Co. Inc.
814-723-3600                                          212-725-4500
                                                      carlh@schwartz.com

              BLAIR CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM

WARREN, Pa., (February 14, 2006) -Blair Corporation (Amex: BL), (www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced that on February 10, 2006 the Board of Directors authorized a stock repurchase program. It is the Company's current intention to repurchase, in the aggregate, up to 400,000 shares, or approximately 10% of the Company's outstanding common stock. The purchases will be made from time to time in the open market, through privately negotiated transactions or otherwise, and will take into account market conditions, restrictive covenants contained in the Company's loan agreements and applicable securities laws.

ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.irvinepark.com. Blair Corporation employs approximately 2,000 associates (worldwide) and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $500 million, is publicly traded on the American Stock Exchange (Amex: BL). For additional information, please visit http://www.blair.com.

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.